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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ADEPTUS HEALTH INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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April 14, 2015

Dear Stockholders:

        Please join us for Adeptus Health Inc.'s Annual Meeting of Stockholders on Tuesday, May 19, 2015, at 3:00 p.m., Central time. The meeting will be held at 2941 Lake Vista Drive, Lewisville, Texas 75067.

        Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

        Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card or you may vote at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

        Thank you for your continued support of Adeptus Health Inc.

Sincerely,

Thomas S. Hall Chairman and Chief Executive Officer

ADEPTUS HEALTH INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	3:00 p.m., Central time, on Tuesday, May 19, 2015
PLACE	2941 Lake Vista Drive, Lewisville, Texas 75067
ITEMS OF BUSINESS	1.	To elect the director nominees listed in the Proxy Statement.
	2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015.
	3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 30, 2015.
VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on the following page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card. For shares held through a bank, broker or nominee, you may vote by submitting voting instructions to your bank, broker or nominee.

By Order of the Board of Directors,

Timothy L. Fielding Treasurer and Chief Financial Officer

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 14, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2015: This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Annual Report are available free of charge on the Investors section of our website (www.adhc.com). In addition, you may access the Proxy Statement and Annual Report free of charge at www.edocumentview.co/adpt, a site that does not have "cookies" that identify visitors to the site.

 PROXY VOTING METHODS

        If, at the close of business on March 30, 2015, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy through the Internet, by telephone or by mail or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 4 of the Proxy Statement.

        If you are a stockholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern time, on May 18, 2015 to be counted.

To vote by proxy if you are a stockholder of record:

BY INTERNET

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  Go to the website website www.investorvote.com/adpt and follow the instructions, 24 hours a day, seven days a week.

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  You will need the control number included on your proxy card to vote online.

BY TELEPHONE

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  From a touch-tone telephone, dial 1-800-652-VOTE (8683) and follow the recorded instructions, 24 hours a day, seven days a week.

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  You will need the control number included on your proxy card in order to vote by telephone.

BY MAIL

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  When you receive the proxy card, mark your selections on the proxy card.

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  Date and sign your name exactly as it appears on your proxy card.

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  Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

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ADEPTUS HEALTH INC.
2941 Lake Vista Drive
Lewisville, Texas 75067
(972) 899-6666

PROXY STATEMENT
Annual Meeting of Stockholders
May 19, 2015

GENERAL INFORMATION

Why am I being provided with these materials?

        We have delivered printed versions of the Annual Report, Proxy Statement and proxy card to you by mail in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of Adeptus Health Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 19, 2015 ("Annual Meeting"), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person. Except where the context requires otherwise, references to the "Company," "Adeptus," "we," "us" and "our" refer to Adeptus Health Inc.

What am I voting on?

        There are two proposals scheduled to be voted on at the Annual Meeting:

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  Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

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  Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

Who is entitled to vote?

        Holders of our Class A common stock and holders of our Class B common stock as of the close of business on March 30, 2015 (the "Record Date") may vote at the Annual Meeting or any postponement thereof.

How many votes do I have?

        If you are a holder of our Class A common stock, you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the close of business on the Record Date. If you are a holder of our Class B common stock, you are entitled to one vote at our Annual Meeting for each share of Class B common stock that you held as of the close of business on the Record Date. All matters on the agenda for our Annual Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

        As of the Record Date, there were 9,985,500 shares of Class A common stock outstanding that will carry an aggregate of 9,985,500 votes and 10,741,839 shares of Class B common stock outstanding that will carry an aggregate of 10,741,839 votes.

        As of the Record Date, all of the shares of Class B common stock outstanding were held by funds affiliated with Sterling Partners (our "Sponsor"), funds affiliated with our founders, certain members of management and our Board of Directors (collectively referred to as the "Post-IPO Unit Holders"). In connection with our initial public offering, Class B shares were issued to our Post-IPO Unit Holders who hold units in Adeptus Health ("LLC Units") in an equal number of such holders' LLC Units in order to confer voting rights in Adeptus Health Inc. equal to their economic interest in Adeptus Health LLC.

What is a "broker non-vote"?

        A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange ("NYSE") interpretations that govern broker non-votes, Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at his/her discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise his/her discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?

        With respect to the election of the director nominees (Proposal No. 1), all elections of directors will be determined by a plurality of the votes cast. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

        With respect to the ratification of the independent registered public accounting firm for 2015 (Proposal No. 2), approval of the proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

How are votes counted?

        With respect to the election of directors (Proposal No. 1), you may vote "FOR" or "WITHHOLD" with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes will not have any effect on the outcome of the election of directors.

        You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015 (Proposal No. 2). If you mark your proxy card "abstain" as to this proposal, it will have the same effect as a vote against the proposal.

        If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee listed herein, "FOR" Proposal No. 2 as recommended by the Board of Directors and in accordance with the discretion of the holders of the proxy as to any other matters that may be voted on.

Who will count the vote?

        Representatives of Computershare Trust Company, N.A. will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

        Our Board recommends that you vote your shares:

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  "FOR" each of the nominees to the Board set forth in this Proxy Statement.

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  "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

How do I vote my shares without attending the Annual Meeting?

        If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

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  By Internet—If you have Internet access, you may submit your proxy by going to www.investorvote.com/adpt and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

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  By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-652-VOTE (8683) and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

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  By Mail—You may vote by mail by indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

        If you hold your shares through bank, broker or other nominee (i.e., in "street name"), you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern time on May 18, 2015.

        Mailed proxy cards with respect to shares held of record must be received no later than May 18, 2015.

How do I vote my shares in person at the Annual Meeting?

        First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proxy card or proof of ownership as of the Record Date. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Do I need a ticket to be admitted to the Annual Meeting?

        You will need your proof of identification along with either your proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Adeptus Health Inc. stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

        Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

What does it mean if I receive more than one set of proxy materials on or about the same time?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card received or, if you vote by Internet or telephone, vote once for each proxy card you receive. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive.

May I change my vote or revoke my proxy?

        Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

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  sending a written statement to that effect to our chief legal officer, provided such statement is received no later than May 18, 2015;

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  voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on May 18, 2015;

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  submitting a properly signed proxy card with a later date that is received no later than May 18, 2015; or

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  attending the Annual Meeting, revoking your proxy and voting in person.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares, attending the Annual Meeting and voting again.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement went to print, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Board of Directors has considered and nominated the following nominees for a one-year term expiring at the 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified: Thomas S. Hall, Richard Covert, Steven V. Napolitano, Daniel W. Rosenberg, Gregory W. Scott, Ronald L. Taylor and Jeffery S. Vender. Action will be taken at the Annual Meeting for the election of these nominees. Mr. Hosler, a current director, is not standing for re-election and will serve through the remainder of his term, which will end at the Company's 2015 Annual Meeting.

        Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this Proxy Statement, as filed with the Securities and Exchange Commission ("SEC"), intend to vote the proxies held by them for the election of the director nominees. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2015

        The following information describes the offices held, other business directorships and the term of each director nominee as of March 30, 2015. Beneficial ownership of equity securities of the director nominees is shown under "Ownership of Securities" below.

Thomas S. Hall

        Thomas S. Hall, 54, became the President and Chief Executive Officer of the Company in 2012. In addition, Mr. Hall has also served as a member of our Board of Directors since joining the Company in 2012 and became Chairman of the Board and relinquished the title of President in January 2015. Prior to joining the Company, Mr. Hall was Chairman of the board of directors, President and Chief Executive Officer of NovaMed, Inc., from 2005 to 2011, President and Chief Operating Officer of Matria Healthcare, Inc., from 2002 to 2005, and President of ADP Total Source, from 1997 to 1999. Mr. Hall holds a bachelor's degree in business from Goshen College, as well as a master's degree in business administration from Clarkson University.

Richard Covert

        Richard Covert, 47, served as the Chairman of the Board of Directors of the Company in 2012 until January 2015, prior to assuming his current role as Vice-Chairman of the Board of Directors. Previously, Mr. Covert, a Co-Founder of the Company, was Chief Executive Officer of First Choice ER, LLC, from 2006 to 2012. Mr. Covert led First Choice ER, LLC to seven straight years on the Southern Methodist University and the Dallas Business Journal's 100 fastest-growing private companies in the Dallas/Fort Worth area, as well as two years on the Inc.'s list of the Top 500/5000 fastest growing companies in the country. Prior to co-founding the Company, Mr. Covert spent 15 years in the financial services industry, including 3 years running legislative and regulatory activity for the American Financial Services Association, a national trade association based in Washington, D.C., one year overseeing government affairs activity in the southeastern United States with The Associates, and 10 years overseeing government relations activity for all 50 states and internationally with Wells Fargo & Co. Mr. Covert has also served on numerous state trade association boards over his 15 years of experience in the financial services industry. In addition, Mr. Covert currently serves on the Advisory Board for Equity Estates Fund II and serves in an advisory capacity for IdeaCage, a company he helped establish in 2012. Mr. Covert holds a bachelor's degree in banking and finance from and has engaged in master of business administration studies at Stetson University.

Steven V. Napolitano

        Steven V. Napolitano, 55, became a director of the Company in 2014. Mr. Napolitano is a partner in the law firm of DLA Piper LLP (US) where he has practiced since 2007. Mr. Napolitano is the co-chair of the firm's U.S. private equity group. Mr. Napolitano was a member of the board of directors for NovaMed, Inc., from 1997 to 2011. Prior to joining DLA Piper, Mr. Napolitano was a partner in the law firm of Winston & Strawn LLP, from 1997 to 2007. Mr. Napolitano was a senior partner in the law firm of Katten Muchin Rosenman LLP, from 1995 to 1997. Mr. Napolitano holds a bachelor's degree in Economics from the University of Notre Dame, as well as a Juris Doctor from the Boston University School of Law.

Daniel W. Rosenberg

        Daniel W. Rosenberg, 49, became a director of the Company in 2011 and has been a Managing Director of Sterling Partners since 2006. Mr. Rosenberg is a member of Sterling's Investment Committee and co-heads the firm's healthcare practice. Mr. Rosenberg currently serves on the boards of directors of the Meritas Family of Schools and The SAVO Group, and previously served on the boards of Centerre Healthcare, Cognitive Concepts, Foundations Recovery Network, KidsCare Dental and SterilMed. Prior to joining Sterling, Mr. Rosenberg worked at Vector Securities International and Heitman Financial. Mr. Rosenberg is a founding member, former Chairman and board member of the Illinois Venture Capital Association. Mr. Rosenberg holds a bachelor's degree from Duke University, as well as a master's degree in business administration from the Kellogg Graduate School of Management.

Gregory W. Scott

        Gregory W. Scott, 61, became a director of the Company in 2013. Prior to joining the Company, Mr. Scott was Co-President of Universal American Corporation, from 2012 to 2013, Chairman and Chief Executive Officer of APS Healthcare, from 2007 to 2012, and Executive Vice President and Chief Financial Officer of PacifiCare Health Systems, from 2001 to 2006. Mr. Scott currently serves as Chairman of the board of directors of Q-Centric, Inc. and as Chairman of its Audit Committee, as well as serving as Chairman of the board of directors of the National Kidney Foundation. Mr. Scott holds a bachelor's degree in mathematical economics from Colgate University, as well as a master's degree in business administration from the University of Michigan.

Ronald L. Taylor

        Ronald L. Taylor, 71, became a director of the Company in 2012. Prior to joining the Company, Mr. Taylor co-founded and was Chief Executive Officer of DeVry Education Group. In 1973, Mr. Taylor co-founded the Keller Graduate School of Management and was its President and Chief Operating Officer from 1981 to 1987, and from 1973 to 1981, he was Vice President and Dean of the Keller Graduate School of Management. Since 2006, Mr. Taylor has served as a senior advisor to DeVry, and currently serves on their board of directors, as well as serving on the board of directors of Ross University School of Medicine and the board of directors of Ross University School of Veterinary Medicine. Mr. Taylor also serves on the board of directors of Fusion Education Group. Mr. Taylor also serves on the board of trustees of Higher Learning Commission. Mr. Taylor holds a bachelor's degree in government and international studies from Harvard University, as well as a master's degree in business administration from Stanford University.

Jeffery S. Vender

        Jeffery S. Vender, 66, became a director of the Company in 2011. Prior to joining the Company, Dr. Vender served as the President of the Illinois Society of Anesthesiologists from 1994 to 1995 and the American Society of Critical Care Anesthesiologists from 1992 to 1993. Dr. Vender presently serves as the Harris Family Foundation Chairman of Anesthesiology at NorthShore University HealthSystem and is a Clinical Professor of Anesthesiology at University of Chicago Pritzker School of Medicine. Dr. Vender also presently serves on the board of directors of Results Physiotherapy Corporation and the Wirtz Corporation. Dr. Vender was previously on the board of regents of the American College of Chest Physicians, the board of directors of NorthShore University Health System and the board of directors of Deltex Medical Group. Dr. Vender holds a bachelor's degree from Northwestern University, a doctor of medicine degree from Northwestern University Medical School as well as a master's degree in business administration from the Kellogg Graduate School of Management, where he served as Chair of the Kellogg Alumni Advisory Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

 THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

        Our Board manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

        Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules.

        Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.

        In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

        Although we are currently relying on the NYSE's one year phase-in period for newly-listed companies that a majority of the directors on the Board be independent, following the Annual Meeting we will be in full compliance with this requirement. Our Board has affirmatively determined that each of Messrs. Scott, Taylor, Vender and Napolitano is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Messrs. Scott and Taylor is "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

BOARD STRUCTURE

        The Board does not have a policy on whether or not the roles of the Chief Executive Officer and Chairman should be separate. The Board evaluates relevant factors and determines the best leadership structure for the Company's operating and governance environment at the time. The Board believes that having a combined Chairman and Chief Executive Officer is the appropriate leadership structure for the Company at this time. As the Chairman and Chief Executive Officer, Mr. Hall is able to draw on his knowledge and expertise related to the Company's daily operations, the industry and competitive developments to set the agenda for the Board and ensure the appropriate focus on issues of concern to the Company. These combined roles also allow Mr. Hall present a unified message externally.

BOARD COMMITTEES AND MEETINGS

        The following table summarizes the current membership of each of the Board's committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel J. Hosler	X
Steven Napolitano		X	X
Daniel W. Rosenberg		Chair	Chair
Gregory W. Scott	Chair		X
Ronald L. Taylor	X	X
Jeffery S. Vender		X

        Messrs. Hall and Covert do not serve on any of our standing committees. All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2014, the Board held 6 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 2 meetings and the Nominating and Corporate Governance Committee held 3 meetings. In 2014, all of our directors attended 100% of the meetings of the Board and committees during which he served as a member of the Board or such committee.

COMMITTEE MEMBERSHIP

Audit Committee

        Messrs. Scott and Taylor are members of the Audit Committee who have been determined to be "independent," consistent with our Audit Committee Charter, Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is "financially literate" within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Gregory W. Scott qualifies as an "audit committee financial expert" as defined by applicable SEC regulations. We are relying on the NYSE's one year phase-in period for newly-listed companies that all directors on the Audit Committee be independent and intend to reconstitute our Audit Committee to comply with this requirement.

        The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.adhc.com under Investors: Corporate Governance: Governance Documents: Audit Committee Charter, and include among other duties and responsibilities:

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  selecting and hiring our independent auditors and approving the audit and non-audit services to be performed by our independent auditors;

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  assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;

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  assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

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  assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;

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  reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

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  assisting the Board of Directors in monitoring the performance of our internal audit function;

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  reviewing with management and our independent auditors our annual and quarterly financial statements; and

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements prior to inclusion in our Annual Report on Form 10-K, our quarterly financial statements and other public filings in accordance with applicable rules and regulations of the SEC and the Audit Committee Charter.

        On behalf of the Board, the Audit Committee plays a key role in the oversight of our risk management policies and procedures. See "Oversight of Risk Management" below.

Compensation Committee

        Messrs. Napolitano, Taylor and Vender are members of the Compensation Committee who have been determined to be "independent" as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and compensation committees specifically. We are relying on the NYSE's one year phase-in period for newly-listed companies that all directors on the Compensation Committee be independent and intend to reconstitute our Compensation Committee to comply with this requirement.

        The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.adhc.com under Investors: Corporate Governance: Governance Documents: Compensation Committee Charter, and include, among other duties and responsibilities:

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  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer's performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our Chief Executive Officer's compensation level based on such evaluation;

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  reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentives and other benefits;

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  reviewing and recommending the compensation of our directors; and

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  reviewing and approving or making recommendations to the Board of Directors with respect to our equity compensation plans.

        With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis, to the extent applicable, for inclusion in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to employees other than any Section 16 officer under our incentive compensation plan or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction.

        The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Frederic W. Cook & Co. ("F.W. Cook") as its independent outside compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive and director compensation. All compensation services provided by F.W. Cook are conducted under the direction or authority of the Compensation Committee. Compensation Committee has considered whether any work provided by its compensation consultant raised any conflict of interest and determined that it did not.

Nominating and Corporate Governance Committee

        Messrs. Napolitano and Scott are members of the Nominating and Corporate Governance Committee who have been determined to be "independent" as defined by our Corporate Governance Guidelines and the NYSE listing standards. We are relying on the NYSE's one year phase-in period for newly-listed companies that all directors on the Nominating and Corporate Governance Committee be independent and intend to reconstitute our Nominating and Corporate Governance Committee to comply with this requirement.

        The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.adhc.com under Investors: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include, among other duties and responsibilities:

  •
  assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;

  •
  overseeing the evaluation of the Board of Directors and management;

  •
  reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

  •
  recommending members for each committee of our Board of Directors.

OVERSIGHT OF RISK MANAGEMENT

        The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives' management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.

        The Audit Committee reviews and assesses the Company's processes to manage financial reporting risk and to manage investment, tax, and other financial risks. It also reviews the Company's policies for risk assessment and steps management has taken to control significant risks, except those delegated by the Board to other committees. The Compensation Committee oversees compensation programs and policies and their effect on risk taking by management. In each case, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports up to the Board on those matters.

EXECUTIVE SESSIONS

        Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

        Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board's views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.

        Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information are available on the Corporate Governance page of the Investors section on our website at www.adhc.com. Any stockholder also may request them in print, without charge, by contacting the chief legal officer at Adeptus Health Inc., 2941 Lake Vista Drive, Lewisville, Texas 75067.

CODE OF CONDUCT

        We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees, including our Chairman and Chief Executive Officer, Chief Financial Officer and other senior financial officers. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. We will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

        The Code of Business Conduct and Ethics may be found on our website at www.adhc.com under Investors: Corporate Governance: Governance Documents: Code of Business Conduct and Ethics.

DIRECTOR NOMINATION PROCESS

        The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate's strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board's effectiveness.

        In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

        Each of Messrs. Hosler and Rosenberg were recommended by Sterling Partners as director nominees pursuant to the stockholders' agreement described below under "Transactions with Related Persons." Each of Messrs. Napolitano, Scott, Taylor and Vender were recommended by Sterling Partners and our management, with consultation from a third-party search firm.

        When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member's biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board of Directors considered the following important characteristics:

  •
  Mr. Hall—Mr. Hall was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and his extensive background and leadership in the healthcare industry.

  •
  Richard Covert—Mr. Covert was selected to serve on our Board of Directors because of his vast knowledge and experience with the Company, our business and the industry having co-founded the Company and having served as Chief Executive Officer of First Choice ER LLC.

  •
  Steven V. Napolitano—Mr. Napolitano was selected to serve on our Board of Directors because of his extensive legal and leadership experience and his experience as a member of the board of directors of NovaMed, Inc.

  •
  Mr. Gregory W. Scott—Mr. Scott was selected to serve on our Board of Directors because of his extensive healthcare industry and financial expertise and experience as a member of the board of directors of other companies.

  •
  Mr. Daniel W. Rosenberg—Mr. Rosenberg was selected to serve on our Board of Directors because of his investment expertise, healthcare industry experience and experience as a member of the board of directors of other companies.

  •
  Ronald L. Taylor—Mr. Taylor was selected to serve on our Board of Directors because of his extensive leadership experience and his experience as a member of the board of directors of other companies.

  •
  Jeffery S. Vender—Dr. Vender was selected to serve on our Board of Directors because of his extensive healthcare industry expertise and his experience as a member of the board of directors of other companies.

        This process resulted in the Board's nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the chief legal officer, at Adeptus Health Inc., 2941 Lake Vista Drive, Lewisville, Texas 75067. All recommendations for nomination received by the chief legal officer that satisfy our by-law requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our by-laws. These requirements are also described under the caption "Stockholder Proposals for the 2016 Annual Meeting."

COMMUNICATIONS WITH THE BOARD

        As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the chief legal officer of the Company, at Adeptus Health Inc., 2941 Lake Vista Drive, Lewisville, Texas 75067, who will forward such communication to the appropriate party.

COMPENSATION OF DIRECTORS

        The following table provides information on the compensation of our non-employee directors for the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Covert	$50,000	$37,500	—	$87,500
Daniel Hosler	$25,000	$37,500	—	$62,500
Steven V. Napolitano	$37,250	$75,000	—	$112,250
Daniel W. Rosenberg	$30,000	$37,500	—	$67,500
Gregory W. Scott	$50,000	$37,500	—	$87,500
Ronald L. Taylor	$42,500	$37,500	—	$80,000
Jeffery S. Vender	$42,500	$37,500	—	$80,000

(1)
Amount represents the aggregate grant date fair value of the shares of restricted stock computed in accordance with FASB ASC Topic 718.

As of December 31, 2014, our non-employee directors held (1) unvested shares of restricted Class A common stock and (2) unvested LLC Units (and a corresponding number of Class B common stock) in the following amounts:

Name	Unvested LLC Units (#)	Unvested Restricted Stock (#)
Richard Covert	—	1,705
Daniel Hosler	—	1,705
Steven V. Napolitano	—	3,410
Daniel W. Rosenberg	—	1,705
Gregory W. Scott	18,885	1,705
Ronald L. Taylor	8,620	1,705
Jeffery S. Vender	10,774	1,705

Narrative to Director Compensation Table

        We do not pay our directors who are employed by us any compensation for their service as directors. For fiscal 2014, our non-employee directors (other than Mr. Covert as then Chairman of the Board) received an annual cash fee of $35,000 for their service as director, and our then Chairman of the Board, Mr. Covert, received an annual cash fee of $50,000 for his service as Chairman, in each case, prorated for the period from January 1, 2014 through June 24, 2014 when we became a public company and instituted the below compensation program. For the remainder of fiscal 2014, each of our non-employee directors received the cash and equity compensation described below, prorated for the period from June 25, 2014 through December 31, 2014, and Mr. Napolitano received an additional cash amount, representing payment for the second quarter of 2014.

        Our non-employee directors received an equity grant of 211 time-based vesting units when they were first appointed as director. As described below under "Narrative Disclosure to Summary Compensation Table—Equity Awards," in connection with our initial public offering, these time-vesting units were converted into LLC Units, and each Post-IPO Unit Holder, received a share of Class B common stock for each LLC Unit, conferring an equivalent percentage of economic interest in Adeptus Health LLC and voting rights in Adeptus Health Inc., respectively. The directors' LLC Units vest as to

25% of the award on a specified initial vesting date as provided in the award agreement, and the remaining 75% of the award vests ratably on a quarterly basis during the three-year period following the initial vesting date, subject to the director's continued service on our Board of Directors. Vested LLC Units, together with a corresponding number of shares of vested Class B common stock, may be exchanged on a one-for-one basis into shares of our Class A common stock. Vested and unvested shares of Class B common stock have no economic rights but entitle the holder to one vote for every share Class B common stock held.

        For 2014, effective with our initial public offering, each non-employee director (including directors employed by our Sponsor) was entitled to annual compensation as follows:

  •
  Cash retainer of $50,000, payable quarterly;

  •
  Additional cash retainer payable quarterly for serving as the chairperson of a committee as follows:

  •
  The chairperson of the Audit Committee receives an additional $15,000 annually; and

  •
  The chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $10,000 annually; and

  •
  Equity award of $75,000 payable annually in the form of restricted stock, which vests in full one year from the date of grant.

        Our directors are not paid any fees for attending meetings, however, we may reimburse our directors for any reasonable expenses incurred by them in connection with services provided in such capacity.

        In June 2014, contemporaneous with the pricing of our initial public offering, we granted each of our non-employee directors (other than Mr. Napolitano) $37,500 in the form of restricted stock representing the prorated amount of the annual equity award for fiscal 2014. These shares of restricted stock vested on January 1, 2015. In addition, in connection with his joining the Board of Directors in June 2014, we granted Mr. Napolitano an equity award of $75,000 in the form of restricted stock representing his annual equity award for fiscal 2014. Mr. Napolitano's shares of restricted stock also vested on January 1, 2015.

EXECUTIVE OFFICERS OF THE COMPANY

        Set forth below is certain information regarding each of our current executive officers as of March 30, 2015, other than Mr. Hall whose biographical information is presented under "Nominees for Election to the Board of Directors in 2015."

Graham B. Cherrington

        Graham B. Cherrington, 52, became the President and Chief Operating Officer of the Company in February 2015. Mr. Cherrington joined the Company as Chief Operating Officer in 2012. Prior to joining the Company, Mr. Cherrington was Chief Operating Officer of WellNow Urgent Care, a private equity backed start-up, from its inception in 2011 to 2012, Executive Vice President of Operations of NovaMed, Inc., from 2007 to 2011, and Senior Vice President of Operations of Matria Healthcare, Inc., from November 2002 to March 2007. In addition Mr. Cherrington has served in various operating and business development roles with leading financial services and healthcare companies, including PepsiCo and Accenture (formerly Anderson Consulting). Mr. Cherrington holds a bachelor's degree in business administration from University of Illinois, as well as a master's degree in business administration, with a concentration in finance, from University of Florida.

Timothy L. Fielding

        Timothy L. Fielding, 54, became the Chief Financial Officer of the Company in 2013. Prior to joining the Company, Mr. Fielding was Chief Financial Officer of Pacific Interpreters, Inc., from 2012 to 2013, Chief Financial Officer of Solis Women's Health, from 2010 to 2012, and Chief Financial Officer of Snelling Staffing, from 2008 to 2010. Previously, Mr. Fielding was the Chief Accounting Officer of Wyndham International, from 2005 to 2006, and Senior Manager of KPMG LLP, from 1988 to 1993. Mr. Fielding holds a bachelor's degree in business administration from Sam Houston State University, as well as a master's degree in accounting from Sam Houston State University.

Andrew Jordan

        Andrew Jordan, 52, became the Chief Marketing Officer of the Company in June 2012. Prior to joining the Company, Mr. Jordan was a marketing consultant through a company he founded, from 2010 to 2012 and from 2005 to 2007. Mr. Jordan previously was a Senior Vice President of Marketing for T.G.I. Friday's, Inc., from 2007 to 2009, Chief Marketing Officer of Wyndham International, from 1998 to 2005, and President of Club Med, from 1996 to 1998. Mr. Jordan was also a Grand Brand Manager for The Coca-Cola Company, as well as working at various advertising agencies in New York. Mr. Jordan holds a bachelor's degree in advertising from University of Texas, as well as a master's degree in business administration from New York University.

Traci Bowen

        Traci Bowen, 52, became the Senior Vice President of Human Resources of the Company in 2015. Ms. Bowen joined the Company as Vice President of Human Resources in 2011. Prior to joining the Company, Ms. Bowen was Vice President of Cochlear Americas, a division of Cochlear Ltd., from 2005 to 2011, and Director of Human Resources for the Broadcast Communications Division of the Harris Corporation, from 1999 to 2005. Ms. Bowen previously served on the board of directors of the Colorado Visiting Nurse Association. Ms. Bowen holds a bachelor's degree in business administration from Texas A&M University.

James Muzzarelli

        James Muzzarelli, 49, became the Executive Medical Director of the Company in 2012. In addition, Mr. Muzzarelli has also served as President of National Medical Professionals of Texas PLLC and National Medical Professionals of Colorado, P.C., together formerly known as Conjugate Health PLLC, affiliates of the Company, since 2012. Prior to assuming his current role, Mr. Muzzarelli was Facility Medical Director of the Company from 2005 to 2011. Prior to joining the Company, Mr. Muzzarelli was Facility Medical Director of Flower Mound Emergency Care, in 2004, and Attending Emergency Room Physician for Medical Center of Lewisville, from 2001 to 2004. Mr. Muzzarelli also served as a member and officer in the Medical and Dental Preparatory Association of UTA. Mr. Muzzarelli holds a bachelor's degree in Biology from University of Texas at Arlington, as well as a doctor of medicine degree from University of Texas Southwestern Medical Center.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KMPG LLP to serve as our independent registered public accounting firm for 2015.

        Although stockholder ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

        In connection with the audit of the Company's and its predecessor's annual financial statements for the fiscal year ended December 31, 2014, we entered into an agreement with KPMG LLP which sets forth the terms by which KPMG LLP performed audit services for the Company.

        The following table presents fees for professional services rendered by KPMG for the audit of our financial statements for 2014 and 2013 and fees billed for other services rendered by KPMG LLP for those periods:

	2014	2013
Audit Fees(1)	1,410,000	165,000
Audit-Related Fees(2)	10,000	10,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	1,420,000	175,000

(1)
Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company's annual financial statements and (ii) the review of the Company's quarterly financial statements. Audit fees for 2014 were also for services related to the Company's initial public offering and consents related to the Company's SEC filings.

(2)
Audit-Related Fees for 2014 and 2013 were for services related to agreed-upon procedures. All audit-related services were pre-approved by the Company's Audit Committee.

(3)
There were no tax fees for 2014 or 2013.

(4)
All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no such fees in 2014 or 2013.

        The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG LLP's independence and concluded that it was.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

        Consistent with SEC policies regarding auditor independence and the Audit Committee's charter, the Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the independent registered public accounting firm engaged (including the resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement going forward. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by KPMG LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members who are independent directors, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of "The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee." Our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 "Communications with Audit Committee." In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

        Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Gregory W. Scott, Chair Daniel J. Hosler Ronald L. Taylor

 EXECUTIVE COMPENSATION

EMERGING GROWTH COMPANY STATUS

        We qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012, also known as the JOBS Act. As a result, we are permitted to, and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our Chief Executive Officer and our two next most highly compensated executive officers serving at fiscal year-end (collectively referred to herein as our "named executive officers") and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to stockholder advisory votes, such as "say-on-pay," "say-on-frequency" and "say-on-golden parachute" compensation.

        We will remain an emerging growth company until the earliest to occur of: (i) December 31, 2019; (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which we become a "large accelerated filer," which means that we have been public for at least 12 months, have filed at least one annual report and the market value of our voting and non-voting common equity held by non-affiliates exceeds $700 million as of the last day of our then most recently completed second fiscal quarter.

EXECUTIVE SUMMARY

        Our executive compensation plan is designed to attract and retain individuals with the qualifications to manage and lead our company, as well as to motivate them to develop professionally and contribute to the achievement of our financial goals and ultimately create and grow our equity value.

        Our named executive officers for 2014 are:

  •
  Thomas S. Hall, Chairman and Chief Executive Officer;

  •
  Graham B. Cherrington, President and Chief Operating Officer; and

  •
  Timothy L. Fielding, Treasurer and Chief Financial Officer.

COMPENSATION SETTING PROCESS

        As part of the Compensation Committee's compensation setting process, the Chief Executive Officer will make recommendations to the Compensation Committee regarding compensation for executive officers other than himself. In addition, during 2014, the Compensation Committee's independent compensation consultant, F.W. Cook, advised the Compensation Committee on general marketplace trends in executive compensation, helped establish peer companies for the Compensation Committee to include in its evaluation of market practices and advised the Compensation Committee with regard to the Company's long-term equity incentive program, practices used by such peer companies and best practices seen in the market.

SUMMARY COMPENSATION TABLE

        The following table provides summary information concerning compensation of our named executive officers for the years presented.

Name and Principal Position	Year	Salary(1)($)	Bonus(2)($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation(3)($)	All Other Compensation(4)($)	Total ($)
Thomas S. Hall	2014	$587,884	$600,000	—	$450,000	$43,342	$1,681,226
(Chairman and Chief	2013	$565,000	—	—	$423,750	$64,329	$1,053,079
Executive Officer)
Graham B. Cherrington(5)	2014	$322,500	$340,000	—	$127,500	$13,702	$803,702
(President and Chief	2013	$275,000	—	—	$137,500	$11,500	$424,000
Operating Officer)
Timothy L. Fielding	2014	$286,538	$450,000	—	$112,500	$897	$849,935
(Treasurer and Chief	2013	$207,534	—	$798,764	$103,767	$4,087	$1,114,152
Financial Officer)

(1)
Amounts represent the named executive officer's base salary earned during the fiscal year covered. In June 2014, Messrs. Hall's, Cherrington's and Fielding's annual base salaries were increased to $600,000, $340,000 and $300,000 respectively. The amounts reported for 2014 include the period in 2014 during which the named executive officers were paid at their increased base salary.

(2)
Amounts represent the one-time cash bonuses made to our named executive officers in connection with our initial public offering. See "—Narrative to Summary Compensation Table—IPO Bonuses."

(3)
Amounts represent payments made by the Company for services performed and performance measures achieved during 2014. See "—Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Plan Compensation."

(4)
Amounts for Mr. Hall include expenses for commuting by airplane.

(5)
In February 2015, Mr. Cherrington, the Company's Chief Operating Officer, was appointed President and Chief Operating Officer. See "—2015 Compensation Decisions."

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Senior Management Agreements

        Each of Messrs. Hall, Cherrington, and Fielding entered into an employment agreement with us, dated as of March 12, 2012, May 29, 2012 and January 16, 2013, respectively, governing the terms of their employment with us. The terms of these agreements are substantially the same but for differences in title, role, compensation and severance. The employment agreements provide for employment "at will" at an initial annual base salary of $565,000, $275,000, and $250,000 for Messrs. Hall, Cherrington and Fielding, respectively. Mr. Hall's employment agreement also provides that he is entitled to reimbursement for his weekly commuting expenses to travel from Georgia or Florida to the Company's headquarters and reimbursement for his corporate housing fees where the annual amount of such housing fees incurred shall be deducted from his annual incentive bonus. Each of the employment agreements also provides for eligibility to receive an annual incentive bonus of up to a percentage of the executive's base salary (for Mr. Hall, 75%, and for Messrs. Cherrington and Fielding, 50%) subject to achievement of pre-established goals, eligibility to receive equity-based compensation, payment of severance following certain terminations of employment and post-termination restrictive covenants. See "—Termination and Change in Control Provisions."

        In connection with our initial public offering, we amended each of Messrs. Hall's, Cherrington's and Fielding's employment agreements effective June 24, 2014. Pursuant to the terms of his amended employment agreement, we increased Mr. Hall's annual base salary to $600,000, increased his bonus opportunity to up to 100% of his base salary, modified his severance period to 18 months and modified his non-competition restricted period to 18 months post-termination. In addition, pursuant to the terms of their respective amended employment agreements, we increased Messrs. Cherrington's and Fielding's base salaries to $340,000 and $300,000, respectively, modified their severance periods to 12 months and modified their non-competition restricted period to 12 months post-termination. For a complete description of the terms of the post-termination payments and benefits under these amended employment agreements, see "—Termination and Change in Control Provisions."

Non-Equity Incentive Plan Compensation

        For the year ended December 31, 2014, pursuant to the employment arrangements discussed above, each named executive officer was eligible to receive an annual incentive bonus of up to a percentage of the executive's base salary (for Mr. Hall, 100%, and for Messrs. Cherrington and Fielding, 50%) subject to achievement of goals based on Adjusted EBITDA established annually at the start of each fiscal year. We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, further adjusted to eliminate the impact of certain additional items, including advisory services paid to our Sponsor, facility preopening expenses, management recruiting expenses, stock compensation expense, costs associated with our initial public offering and other non-recurring costs.

        For service in the 2014 fiscal year, our compensation committee in effect prior to our initial public offering established a goal for the non-equity incentive plan compensation of our named executive officers based on Adjusted EBITDA. In February 2015, our Compensation Committee determined that the Company's actual Adjusted EBITDA performance during 2014 met a portion of the previously established goal and accordingly, approved 75% of the maximum non-equity compensation plan amounts under each of the executive officer's employment agreement, as disclosed in the Summary Compensation Table.

IPO Bonuses

        In connection with our initial public offering, we made one-time cash bonus payments to several members of our management team, including our named executive officers. Messrs. Hall and Cherrington received cash bonuses in amounts equal to their respective annual base salaries, and Mr. Fielding received a cash bonus in an amount equal to 1.4 times his annual base salary, in each case, after giving effect to the salary increases described above under "—Senior Management Agreements."

Equity Awards

        Our named executive officers received incentive units in our company in 2012 and 2013, which were intended to be profits interests for U.S. tax purposes, meaning the named executive officers could participate in the appreciation in value of the incentive units from and after the applicable date of grant. These incentive units were subject to time-based and performance-based vesting conditions where 80% of the incentive units (or, in the case of Mr. Fielding, 75% of the incentive units) granted to each named executive officer vested with the passage of time. Of these time-based vesting-units, subject to the holder's continued employment through the applicable vesting date, 25% vested on the initial vesting date (March 12, 2013 for Mr. Hall, March 1, 2014 for Mr. Fielding and May 29, 2013 for Mr. Cherrington) and the remaining 75% vested ratably on a quarterly basis during the three-year period following the initial vesting date. The time-based vesting units would have become fully vested on an accelerated basis upon a sale of our Company, although the consideration payable in respect of

50% of the incentive units that vested in connection with such sale were subject to forfeiture if the executive's employment was terminated for "cause" or if the executive voluntarily quit within six months of such sale. The remaining 20% of the incentive units (or in the case of Mr. Fielding, 25% of the incentive units) were performance-based vesting units that would have vested on a sale of our Company, provided that an affiliate of our Sponsor received five times its invested capital in our Company in connection with such sale. The named executive officers' restricted unit agreements in effect prior to the reorganization transactions, which agreements governed their incentive units, provided for restrictions on their disclosure of confidential information and trade secrets, covenants restricting the executive from engaging in competitive activities for a period of 24 months (or 18 months in the case of a termination by the Company without cause or a resignation by the executive for good reason) following the date of termination of employment and covenants restricting the executive from soliciting our employees and customers for a period of 24 months following the date of termination of employment.

        In connection with the reorganization transactions effected in connection with our initial public offering, which among other things, resulted in Adeptus Health Inc. becoming a holding company with its sole material asset being a controlling equity interest in Adeptus Health LLC, all outstanding incentive units, including the incentive units held by our named executive officers, were converted into LLC Units. Each Post-IPO Unit Holder, including our named executive officers, received a share of Class B common stock for each LLC Unit, conferring an equivalent percentage of economic interest in Adeptus Health LLC and voting rights in Adeptus Health Inc., respectively. As a result of the conversion, each named executive officer received a number of LLC Units intended to replicate his respective economic interest in his incentive units based on the valuation derived from the initial public offering price. These LLC Units are subject to substantially similar time-vesting, restrictive covenants and other terms as those applicable to the incentive units from which they were converted and as described above, except that the post-termination non-competition period applicable to named executive officers is 12 months (or, with respect to Mr. Hall, 18 months), and the performance-vesting condition applicable to the LLC Units was modified such that the performance-vesting LLC Units will vest on any date our Sponsor achieves a return of five times on its invested capital amount as adjusted to reflect the reorganization transactions, whether or not in connection with a sale of our Company. In addition, the performance-vesting target were to be tested on each of the first three anniversaries of June 24, 2014, assuming hypothetical sales by our Sponsor of its equity interests in our Company, and on each date our Sponsor actually sells any of its equity interests in our Company. The Compensation Committee tested the performance conditions in February 2015 and determined that such performance conditions had been met. See "—2015 Compensation Decisions." The Class B common stock is subject to the same vesting and other conditions as the LLC Units to which they relate. Subject to the terms of the Amended and Restated Limited Liability Agreement, Post-IPO Unit Holders have the right to exchange their vested LLC Units (together with a corresponding number of our vested Class B common stock) on a one-for-one basis into shares of our Class A common stock.

        In addition, the Post-IPO Unit Holders, including our named executive officers, entered into a tax receivable agreement with us providing for certain payments by Adeptus Health Inc. to such Post-IPO Unit Holders, from time to time, as described under "Transactions with Related Persons—Tax Receivable Agreement." Information regarding the effect of a termination or change in control on the LLC Units is described under "Termination and Change in Control Provisions."

Retirement Plan

        We have a qualified contributory retirement plan established to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The plan covers all employees, including our named executive officers, who may contribute up to 90% of their eligible compensation, subject to statutory limits imposed by the Code. We are also permitted to provide for matching contributions, and for 2014 provided matching contributions of 50% of employee contributions up to 5% of eligible compensation.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

        The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2014.

		Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested(2)(#)	Market Value of Shares or Units of Stock That Have Not Vested(4)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)($)
Thomas S. Hall	03/12/2012	172,371	$6,446,675	137,812	$5,154,169
Graham B. Cherrington	08/16/2012	51,681	$1,932,869	34,453	$1,288,542
Timothy L. Fielding	05/28/2013	50,986	$1,906,876	30,214	$1,130,004

(1)
Represents the original grant date of the incentive units that were converted into LLC Units and shares of our Class B common stock on June 24, 2014. See "Narrative Disclosure to Summary Compensation Table—Equity Awards."

(2)
Represents the number of unvested time-based vesting LLC Units received in the conversion from incentive units. As described above under "Narrative Disclosure to Summary Compensation Table—Equity Awards," vested LLC Units, together with a corresponding number of shares of vested Class B common stock, may be exchanged on a one-for-one basis into shares of our Class A common stock. Twenty-five percent of Messrs. Hall's Cherrington's and Fielding's time-based vesting LLC Units initially vested on March 12, 2013, May 29, 2013 and March 1, 2014, respectively. The remaining 75% of Messrs. Hall's Cherrington's and Fielding's time-based vesting LLC Units vest ratably on a quarterly basis over a three-year period following these respective initial vesting dates such that all of their time-based vesting LLC Units will be vested on March 12, 2016, May 29, 2016 and March 1, 2017, respectively, in each case, subject to the executive's continued employment through the applicable vesting date.

(3)
Represents the number of unvested performance-based vesting LLC Units received in the conversion from incentive units. As described above under "Narrative Disclosure to Summary Compensation Table—Equity Awards," vested LLC Units, together with a corresponding number of shares of vested Class B common stock, may be exchanged on a one-for-one basis into shares of our Class A common stock. These performance-based LLC Units vest (x) on the date our Sponsor sells shares and receives proceeds sufficient to satisfy the invested capital target of five times the Sponsor's invested capital amount, as adjusted to reflect the reorganization transactions or (y) on each of the first three anniversaries of June 24, 2014, based on a hypothetical sale by our Sponsor of 20%, 30% and 50%, respectively, of its shares, where such invested capital target would be met. See "Termination and Change in Control Provisions" for a discussion of the effect of a termination or change in control on the performance-based vesting LLC Units held as of December 31, 2014.

(4)
Amounts reported are based on the closing market price of our Class A common stock as of December 31, 2014.

TERMINATION AND CHANGE IN CONTROL PROVISIONS

Thomas S. Hall

        Pursuant to the terms of Mr. Hall's employment agreement, as amended, upon a termination of Mr. Hall's employment by us without "cause" or by Mr. Hall for "good reason" (each as defined in his employment agreement, as amended), subject to his timely execution and delivery of a release of claims in favor of us, and subject to continued compliance with the restrictive covenants below, Mr. Hall will be entitled to the following severance benefits: (i) 18 months of base salary payable in equal installments in accordance with our normal payroll practices and (ii) if COBRA continuation is elected by Mr. Hall, payments equal to the Company's portion of subsidized medical and dental coverage for Mr. Hall and his family for a period of 18 months, in each case, less applicable withholding taxes.

        Under the terms of the amended and restated restricted units agreement entered into in connection with the initial public offering and the Reorganization Transactions, upon a termination for any reason, all unvested LLC Units granted to Mr. Hall will cease to vest, and all such unvested LLC Units will be forfeited. In addition, upon a sale of our Company (as defined in the applicable restricted unit agreement), all unvested LLC Units subject to time-based vesting conditions will fully vest. All unvested LLC Units subject to performance-based vesting conditions will fully vest if the Sponsor's return on invested capital target has been met (which may include proceeds our Sponsor receives upon a sale of our Company).

Graham B. Cherrington and Timothy L. Fielding

        Pursuant to the terms of Messrs. Cherrington and Fielding's employment agreements, as amended, upon a termination of the executive's employment by us without "cause" or by executive for "good reason" (each as defined in the respective employment agreement, as amended), subject to the executive's timely execution and delivery of a release of claims in favor of us, and subject to continued compliance with the restrictive covenant agreements below, Messrs. Cherrington and Fielding will each be entitled to the following severance benefits: (i) 12 months of base salary payable in equal installments in accordance with our normal payroll practices and (ii) if COBRA continuation is elected by the executive, payments equal to the Company's portion of subsidized medical and dental coverage for the executive and his family for a period of 12 months, in each case, less applicable withholding taxes.

        Under the terms of the amended and restated restricted unit agreements entered into in connection with the initial public offering and the reorganization transactions, upon a termination for any reason, all unvested LLC Units granted to Messrs. Cherrington and Fielding will cease to vest, and all such unvested LLC Units will be forfeited. In addition, upon a sale of our Company (as defined in the applicable restricted unit agreement), all unvested LLC Units subject to time-based vesting conditions will fully vest. All unvested LLC Units subject to performance-based vesting conditions will fully vest if the Sponsor's return on invested capital target has been met (which may include proceeds our Sponsor receives upon a sale of our Company).

Restrictive Covenants

        Upon any termination of employment for any reason, Messrs. Hall, Cherrington and Fielding's employment agreements, as amended, and amended and restated restricted unit agreements each provide for restrictions on the disclosure of confidential information and trade secrets, covenants restricting them from engaging in competitive activities for a period of 18 months following the date of termination of employment in the case of Mr. Hall and 12 months following the date of termination of employment in the case of Messrs. Cherrington and Fielding and covenants restricting them from soliciting our employees and customers for a period of 24 months following the date of termination of employment.

2015 COMPENSATION DECISIONS

        In February 2015, Mr. Cherrington, the Company's Chief Operating Officer, was appointed President and Chief Operating Officer. In connection this promotion, Mr. Cherrington's annual base salary was increased from $340,000 to $375,000, and he was granted, as part of the annual equity awards made to all executives under the Company's 2014 Omnibus Incentive Plan, 21,410 shares of restricted stock. These shares of restricted stock vest, as to 33.3% of the award, on the first year anniversary of the grant date and, as to the remaining 66.7% of the award, in equal quarterly installments over the two year period beginning on such first year anniversary of the grant date. See "Ownership of Securities."

        In February 2015, the Compensation Committee tested the performance condition of Messrs. Hall's, Cherrington's and Fielding's performance-vesting LLC Units in advance of the June 24, 2015 testing date and assumed a hypothetical sale by our Sponsor of 20% of its shares in accordance with the terms of the agreements governing the executive officers' LLC Units. Based on this testing, the Compensation Committee determined that the performance conditions had been met as of such advance testing date. As a result, the Compensation Committee determined to amend each named executive officer's agreement governing the executive's LLC Units to reflect that such performance conditions had been met that and that such named executive officer's performance-vesting LLC Units were deemed fully vested on February 18, 2015. See "Ownership of Securities."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the 2014 fiscal year, the members of our Compensation Committee were Messrs. Napolitano, Rosenberg, Scott and Vender. None of the members of our Compensation Committee during fiscal 2014 is a current or former officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

OWNERSHIP OF SECURITIES

        The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 30, 2015 by (1) each person known to us to beneficially own more than 5% of the outstanding voting securities of Adeptus Health Inc., (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

	Class A Common Stock Beneficially Owned(1)		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	Number	%
Funds affiliated with Sterling Partners(3)	9,755,080	62.6%	9,755,080	47.1%
401 North Michigan Avenue Suite 3300 Chicago, IL 60611
5-N Investments, LLC(4)	1,747,778	14.9%	1,747,778	8.4%
c/o DB Securities Inc. 200 Crescent Court Suite 500 Dallas, TX 75201
The Goldman Sachs Group, Inc.(5)	842,599	8.4%	842,599	4.1%
200 West Street New York, NY 10282
T. Rowe Price Associates, Inc.(6)	807,480	8.1%	807,480	3.9%
100 E. Pratt Street Baltimore, MD 21202
Wells Fargo & Company(7)	782,279	7.8%	782,279	3.8%
420 Montgomery Street San Francisco, CA 94104
Franklin Resources, Inc.(8)	508,883	5.1%	508,883	2.5%
One Franklin Parkway San Mateo, CA 94403
Named Executive Officers and Directors
Thomas S. Hall(9)	676,926	6.4%	814,824	3.9%
Graham B. Cherrington(10)	150,607	1.5%	193,675	*
Timothy L. Fielding(11)	82,671	*	127,992	*
Richard Covert(12)	1,749,483	14.9%	1,749,483	8.4%
Daniel J. Hosler(13)	9,755,080	62.6%	9,755,080	47.1%
Steven V. Napolitano(14)	3,409	*	3,409	*
Daniel W. Rosenberg(13)	9,755,080	62.6%	9,755,080	47.1%
Gregory W. Scott(15)	16,810	*	31,919	*
Ronald L. Taylor(16)	75,298	*	81,764	*
Jeffery S. Vender(17)	51,591	*	58,057	*
Directors and executive officers as a group (13 persons)(18)	12,701,728	68.7%	13,005,597	62.7%

*
Represents less than 1%.

(1)
Subject to the exchange provisions of the Amended and Restated Limited Liability Company Agreement, each share of vested Class B common stock (together with a corresponding number of vested LLC Units) are exchangeable for shares of our Class A common stock on a one-for-one basis. See "Transactions with Related Persons—Amended and Restated Limited Liability Company Agreement of Adeptus Health LLC."

  The number of shares reported under "Class A Common Stock Beneficially Owned" represents the holder's (a) shares of Class A common stock, (b) shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock and (c) shares of unvested Class B common stock (and a corresponding number of unvested LLC Units) that will vest within 60 days of March 30, 2015 and that will be convertible into shares of Class A common stock.

  The percentage ownership reported under "Class A Common Stock Beneficially Owned" represents the quotient of (i) the sum of the holder's (a) shares of Class A common stock, (b) shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock and (c) shares of unvested Class B common stock (and a corresponding number of unvested LLC Units) that will vest with 60 days of March 30, 2015 divided by (ii) the sum of (a) all shares of Class A common stock outstanding as of March 30, 2015 (9,985,500 shares) and (b) the holder's foregoing described vested and vesting shares of Class B common stock. Information under "Class A Common Stock Beneficially Owned" for holders whose information is based solely on such holder's Schedule 13G reflects the number of shares beneficially owned as reported in such Schedule.

(2)
The number of shares reported under "Combined Voting Power" represents the holder's (a) Class A common stock beneficially owned (determined as set forth above), as well as (b) unvested shares of Class B common stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015. The percentage reported under "Combined Voting Power" represents the percentage of voting power of the Class A common stock and Class B common stock voting together as a single class, based upon an aggregate of 9,985,500 shares of Class A common stock and 10,741,839 shares of Class B common stock outstanding as of March 30, 2015. Each of holder of Class B common stock is entitled to one vote for each share held by such holder, whether vested or unvested.

(3)
According to the Schedule 13G filed on February 13, 2015 by funds affiliated with Sterling Partners and according to information known to the Company. Represents (a) 4,160,521 shares of Class A common stock held by SCP III AIV THREE-FCER Conduit, L.P. ("Sterling AIV Conduit"), as to which Sterling AIV Conduit has sole voting and dispositive power, (b) 5,591,149 shares of Class B common stock (and a corresponding number of LLC Units) held by SCP III AIV THREE-FCER, L.P. ("Sterling AIV") convertible into shares of Class A common stock, as to which Sterling AIV has sole voting and dispositive power and (c) an aggregate of 3,410 shares of Class A common stock granted to certain designees of funds affiliated with Sterling Partners, Messrs. Hosler and Rosenberg, which shares are held on behalf of Sterling Fund Management, LLC, which acts as an advisor to Sterling AIV Conduit and Sterling AIV. Sterling Capital Partners III, LLC is the general partner of SC Partners III, L.P., which is the general partner of each of Sterling AIV Conduit and Sterling AIV and, as a result, each of Sterling Capital Partners III, LLC and SC Partners III, L.P. may be deemed to beneficially own the securities beneficially owned by each of Sterling AIV Conduit and Sterling AIV. Steven M. Taslitz, Merrick M. Elfman, Douglas L. Becker, Eric D. Becker and R. Christopher Hoehn-Saric, as the managers of Sterling Capital Partners III, LLC and the managers of the general partner of the sole owner of Sterling Fund Management, LLC, may be deemed to beneficially own the securities held by Sterling AIV Conduit and Sterling AIV and held on behalf of Sterling Fund Management LLC.

(4)
According to the Schedule 13G filed on February 17, 2015 by 5-N Investments, LLC ("5-N") and Jacob John Novak. Represents 1,747,778 shares of Class B common stock (and a corresponding number of LLC Units) convertible into Class A common stock held by 5-N and as to which each of 5-N and Mr. Novak, as the manager of 5-N, have sole voting and sole dispositive power.

(5)
According to the Schedule 13G/A filed on February 12, 2015 by certain operating units of The Goldman Sachs Group, Inc. and its subsidiaries ("Goldman Sachs"). Goldman Sachs has shared voting power over 815,707 shares of Class A common stock and shared dispositive power over 842,599 shares of Class A common stock.

(6)
According to the Schedule 13G filed on February 12, 2015 by T. Rowe Price Associates, Inc. ("T. Rowe"). T. Rowe has sole voting power over 100,000 shares of Class A common stock and sole dispositive power over 807,480 shares of Class A common stock.

(7)
According to the Schedule 13G filed on February 10, 2015 by Wells Fargo & Company ("Wells Fargo"). Wells Fargo has sole voting power and sole dispositive power over 4,599 shares of Class A common stock, shared voting power over 542,290 shares of Class A common stock and shared dispositive power over 777,680 shares of Class A common stock.

(8)
According to the Schedule 13G filed on February 6, 2015 by Franklin Resources, Inc. and certain of its subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr. Franklin Advisers, Inc. has sole voting and dispositive power over 429,500 shares of Class A common stock, Franklin Templeton Portfolio Advisors, Inc. has sole voting and dispositive power over 50,383 shares of Class A common stock and Fiduciary Trust Company International has sole voting and dispositive power over 9,600 shares of Class A common stock.

(9)
According to the Schedule 13D filed on March 2, 2015 by Mr. Hall and according to other information known to the Company. Shares of Class A common stock presented in the table includes (a) 34,256 shares of Class A common stock and (b) 642,670 shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock. Combined voting power also includes 137,898 shares of unvested Class B stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015.

(10)
Shares of Class A common stock presented in the table for Mr. Cherrington includes (a) 21,410 shares of Class A common stock and (b) 129,197 shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock. Combined voting power also includes 43,068 shares of unvested Class B stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015.

(11)
Shares of Class A common stock presented in the table for Mr. Fielding includes (a) 7,137 shares of Class A common stock and (b) 75,534 shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock. Combined voting power also includes 45,321 shares of unvested Class B stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015.

(12)
According to the Schedule 13G filed on February 27, 2015 by Mr. Covert and according to other information known to the Company. Includes (a) 1,747,778 shares of Class B common stock (and a corresponding number of LLC Units) convertible into shares of Class A common stock held by the Covert Family Limited Partnership and (b) 1,705 shares of Class A common stock held by Mr. Covert. Covert Operations, LLC is the general partner of the Covert Family Limited Partnership, and Mr. Covert is the manager of Covert Operations, and each may be deemed to beneficially own the securities held by the Covert Family Limited Partnership. Mr. Covert's address is c/o Adeptus Health Inc., 2941 Lake Vista Drive, Lewisville, Texas 75067.

(13)
Each of Messrs. Hosler and Rosenberg are employees of Sterling Partners, however, each of Messrs. Hosler and Rosenberg disclaim beneficial ownership of the securities held by Sterling AIV

  Conduit, Sterling AIV and held on behalf of Sterling Fund Management, LLC. As described in footnote 3 above, grants of Class A common stock made to Messrs. Hosler and Rosenberg are held on behalf of Sterling Fund Management, LLC, which acts as an advisor to Sterling AIV Conduit and Sterling AIV.

(14)
Shares of Class A common stock and combined voting power presented in the table for Mr. Napolitano includes 3,409 shares of Class A common stock.

(15)
Shares of Class A common stock presented in the table for Mr. Scott includes (a) 1,705 shares of Class A common stock, (b) 13,217 shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock and (c) 1,888 shares of unvested Class B common stock (and a corresponding number of unvested LLC Units) that will vest within 60 days of March 30, 2015 and be convertible into shares of Class A common stock. Combined voting power also includes 15,109 shares of unvested Class B stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015.

(16)
Shares of Class A common stock presented in the table for Mr. Taylor includes (a) 1,705 shares of Class A common stock and (b) 73,593 shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock. Combined voting power also includes 6,466 shares of unvested Class B stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015.

(17)
Shares of Class A common stock presented in the table for Mr. Vender includes (a) 1,705 shares of Class A common stock, (b) 47,732 shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock and (c) 2,154 shares of unvested Class B common stock (and a corresponding number of unvested LLC Units) that will vest within 60 days of March 30, 2015 and be convertible into shares of Class A common stock. Combined voting power also includes 6,466 shares of unvested Class B stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015.

(18)
Shares of Class A common stock presented in the table for all directors and executive officers as a group includes (a) 4,254,090 shares of Class A common stock, (b) 8,432,831 shares of vested Class B common stock (and a corresponding number of vested LLC Units) convertible into shares of Class A common stock and (c) 14,807 shares of unvested Class B common stock (and a corresponding number of unvested LLC Units) that will vest within 60 days of March 30, 2015 and be convertible into shares of Class A common stock. Combined voting power also includes 303,869 shares of unvested Class B stock (and a corresponding number of unvested LLC Units) that will not vest within 60 days of March 30, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors, a company's chief accounting officer and persons who beneficially own more than 10% of a company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such reports and written representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during 2014.

 TRANSACTIONS WITH RELATED PERSONS

Stockholders' Agreement

        In June 2014, in connection with our initial public offering, we and funds affiliated with our Sponsor entered into a stockholders' agreement, which contains various governance provisions, including provisions relating to the voting of such parties' voting interests for the election of directors. Each of the parties to the stockholders' agreement agreed to vote for the directors designated pursuant to the agreement in the election of directors and will not vote to remove any such directors from the Board of Directors other than for cause. Pursuant to the stockholders' agreement, our Sponsor has the right to designate (i) a majority of the members of our Board of Directors so long as funds affiliated with our Sponsor beneficially own 50% or more of our then outstanding voting securities, (ii) 40% of the total number of members of our Board of Directors, so long as funds affiliated with our Sponsor beneficially own 40% or more, but less than 50%, of our then outstanding voting securities, (iii) 30% of the total number of members of our Board of Directors, so long as funds affiliated with our Sponsor beneficially own 30% or more, but less than 40%, of our then outstanding voting securities, (iv) 20% of the total number of members of our Board of Directors, so long as funds affiliated with our Sponsor beneficially own 20% or more, but less than 30%, of our then outstanding voting securities, and (v) 10% of the total number of members of our Board of Directors, so long as funds affiliated with our Sponsor beneficially own 5% or more, but less than 20%, of our Company's then outstanding voting securities. For so long as funds affiliated with our Sponsor beneficially own 35% or more of our then outstanding voting securities, our Sponsor shall have the right to designate (i) a majority of the members of our Nominating and Corporate Governance Committee and (ii) up to two members of our Compensation Committee. Additionally, for so long as funds affiliated with our Sponsor beneficially own 35% or more of our then outstanding voting securities, our Sponsor will have consent rights with respect to the following actions: (i) the hiring and firing of our chief executive officer; (ii) any Change of Control (as defined in therein); (iii) entering into any agreement providing for the acquisition or divestiture of assets or Persons (as defined therein) for aggregate consideration in excess of $50 million; and (iv) any issuance of equity securities by us or any of our subsidiaries for an aggregate consideration in excess of $50 million. The stockholders' agreement will terminate on the date that is one year after the date on which funds affiliated with our Sponsor cease to beneficially own 35% of our then outstanding voting securities.

Registration Rights Agreement

        In June 2014, in connection with our initial public offering, we entered into a registration rights agreement with the owners of Adeptus Health LLC prior to our initial public offering (collectively, the "Pre-IPO Unit Holders") that grants the Pre-IPO Unit Holders, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of Class A common stock delivered in connection with the reorganization transactions and, following our initial public offering, in exchange for LLC Units pursuant to the exchange provisions of the Amended and Restated Limited Liability Company Agreement. Under the registration rights agreement, the Pre-IPO Unit Holders have the right to request that we register the sale of shares of Class A common stock held by them. In addition, we will commit to file (A) on or as soon as possible after the first anniversary of the effective date of the registration statement of which this prospectus forms a part and in any event within 30 days thereafter, a shelf registration statement registering secondary sales of Class A common stock and (B) under certain circumstances following the first anniversary of our initial public offering, an exchange shelf registration statement registering all shares of our Class A common stock to be issued and delivered by us upon exchange of LLC Units.

Tax Receivable Agreement

        The Post-IPO Unit Holders, as holders of LLC Units of Adeptus Health LLC may (subject to the exchange provisions of the Amended and Restated Limited Liability Company Agreement) exchange their vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of Class A common stock of Adeptus Health Inc. on a one-for-one basis. Adeptus Health LLC intends to make an election under Section 754 of the Code effective for each taxable year in which an exchange of LLC Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Adeptus Health LLC attributable to Adeptus Health Inc. The tax basis of the assets of Adeptus Health LLC was also increased upon the acquisition of an interest in such assets in 2011 by funds affiliated with our Sponsor and were increased upon the deemed transfer (for U.S. federal income tax purposes) of LLC Units to Adeptus Health Inc. in connection with our initial public offering. These increases in tax basis may reduce the amount of tax that Adeptus Health Inc. would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.

        In June 2014, we entered into a tax receivable agreement with the Post-IPO Unit Holders and an affiliate of our Sponsor that provided for the payment, from time to time, by Adeptus Health Inc. to such Post-IPO Unit Holders and such affiliate of 85% of the amount of the benefits, if any, that Adeptus Health Inc. is deemed to realize as a result of increases in tax basis and certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of Adeptus Health Inc. and not of Adeptus Health LLC. For purposes of the tax receivable agreement, the benefit deemed realized by Adeptus Health Inc. will be computed by comparing the actual income tax liability of Adeptus Health Inc. to the amount of such taxes that Adeptus Health Inc. would have been required to pay had there been no increase to the tax basis of our assets as a result of the purchase or exchanges or as a result of the 2011 acquisition (calculated with certain assumptions). The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless one of the acceleration events described below occurs. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

  •
  the price of shares of our Class A common stock at the time of the exchange—the tax basis increase in the assets of Adeptus Health LLC resulting from an exchange will be based on the price of shares of our Class A common stock at the time of the exchange;

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  the relative value of our assets at the time of the exchange—the increase in any tax deductions resulting from an exchange will vary depending on the relative fair market value of the depreciable or amortizable assets of Adeptus Health LLC at the time of the exchange; and

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  the amount and timing of our income—Adeptus Health Inc. will be required to pay 85% of the deemed benefits as and when deemed realized. If Adeptus Health Inc. does not have taxable income, Adeptus Health Inc. generally is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

        We expect that the payments that Adeptus Health Inc. may make under the tax receivable agreement will be substantial. As a result, there may be a material negative effect on our liquidity if distributions to Adeptus Health Inc. by Adeptus Health LLC are not sufficient to permit Adeptus Health Inc. to make payments under the tax receivable agreement after it has paid taxes. Late payments under the tax receivable agreement will generally accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the tax receivable agreement are not conditioned upon the Post-IPO Unit Holders' or the Sponsor's affiliate's continued ownership of us.

        The amounts owing under the tax receivable agreement may be accelerated. If Adeptus Health Inc. exercises its right to terminate the tax receivable agreement, it must make aggregate payments equal to an amount based on the agreed payments remaining to be made under the agreements at that time. If Adeptus Health Inc. breaches any of its material obligations under the tax receivable agreement, all obligations will generally be accelerated and due as if Adeptus Health Inc. had exercised its right to terminate the agreement.

        Decisions made by certain of the Post-IPO Unit Holders in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by exchanging or selling Post-IPO Unit Holders or the Sponsor's affiliate under the tax receivable agreement. For example, the earlier we dispose of assets following an exchange, the sooner the exchanging Post-IPO Unit Holder will generally receive payments under the tax receivable agreement, resulting in an increase in the present value of such payments. If we dispose of assets before an exchange, however, the disposition will increase the Post-IPO Unit Holders' tax liability without giving rise to any rights of a Post-IPO Unit Holder to receive payments under the tax receivable agreement.

        Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, Adeptus Health Inc. will not be reimbursed for any payments previously made under the tax receivable agreement if it is later determined that we did not receive the anticipated corresponding tax benefit. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that Adeptus Health Inc. actually realizes in respect of the tax attributes subject to the tax receivable agreement.

        As of December 31, 2014, we had recorded an estimated payable pursuant to the tax receivable agreement of $30.0 million related to certain transactions in conjunction with our initial public offering that are expected to give rise to certain tax benefits in the future.

Amended and Restated Limited Liability Company Agreement of Adeptus Health LLC

        As a result of the reorganization transactions consummated in connection with our initial public offering, Adeptus Health Inc. holds LLC Units in Adeptus Health LLC and is the sole managing member of Adeptus Health LLC. Accordingly, Adeptus Health Inc. operates and controls all of the business and affairs of Adeptus Health LLC and, through Adeptus Health LLC and its operating entity subsidiaries, conducts our business.

        Pursuant to the Amended and Restated Limited Liability Company Agreement, Adeptus Health Inc. has the right to determine when distributions will be made to unit holders of Adeptus Health LLC and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the holders of LLC Units pro rata in accordance with the percentages of their respective limited liability company interests.

        The holders of LLC Units, including Adeptus Health Inc., will incur United States federal, state and local income taxes on their share of any taxable income of Adeptus Health LLC. Net profits and net losses of Adeptus Health LLC will generally be allocated to its unit holders (including Adeptus Health Inc.) pro rata in accordance with the percentages of their respective LLC Units, except as otherwise required by law. The Amended and Restated Limited Liability Company Agreement, subject to certain limitations, provides for pro rata cash distributions, which we refer to as "tax distributions," to the holders of the LLC Units which will be computed based on our estimate of the net taxable income of Adeptus Health LLC multiplied by an assumed tax rate equal to the highest marginal effective rate applicable to either an individual or a corporation resident in either California or New York, New York (taking into account the non-deductibility of certain expenses and the character of our income).

Exchange Procedures

        The Amended and Restated Limited Liability Company Agreement gives the Post-IPO Unit Holders (or certain permitted transferees thereof) the right (subject to the terms of the Amended and Restated Limited Liability Company Agreement) to exchange vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of our Class A common stock, subject to customary adjustments for stock splits, stock dividends and reclassifications. The exchange provisions, however, provides that a Post-IPO Unit Holder will not have the right to exchange LLC Units if Adeptus Health Inc. determines that such exchange would be prohibited by law or regulation or would violate other agreements with Adeptus Health Inc. to which such Post-IPO Unit Holder may be subject. As a holder exchanges LLC Units for shares of Class A common stock, the number of LLC Units held by Adeptus Health Inc. will correspondingly increase as it acquires the exchanged LLC Units.

        Each of our Post-IPO Unit Holders also holds shares of our Class B common stock. Although these shares have no economic rights, they allow Post-IPO Unit Holders to exercise voting power at Adeptus Health Inc., the managing member of Adeptus Health LLC. Under the amended and restated certificate of incorporation of Adeptus Health Inc., each holder of Class B common stock is entitled to one vote per share on matters presented to stockholders of Adeptus Health Inc. Accordingly, the voting power afforded to the Post-IPO Unit Holders by their shares of Class B common stock is automatically and correspondingly reduced as they sell LLC Units to Adeptus Health Inc. for cash as part of the reorganization transactions or subsequently exchange LLC Units for shares of Class A common stock of Adeptus Health Inc. pursuant to the exchange provisions of the Amended and Restated Limited Liability Company Agreement.

Advisory Services Agreement

        We entered into an Advisory Services Agreement with Sterling Fund Management, LLC, or SFM, an affiliate of Sterling Partners, on September 30, 2011, pursuant to which SFM provided management, consulting and financial services to us and our subsidiaries. Under the Advisory Services Agreement, SFM received an annual management fee, subject to certain adjustments, and reimbursement for certain expenses. In connection with our initial public offering, in June 2014, the Advisory Services Agreement was terminated, and we paid a one-time termination fee of $2.0 million to SFM.

License and Master Services Agreement

        We entered into a license and master services agreement with IO Phoenix One, LLC, or IO, an affiliate of our Sponsor on November 22, 2013, pursuant to which IO stores and maintains our data centers and modules at its Phoenix, Arizona location. We pay approximately $4,000 per month in license fees with an initial term of 36 months. The total amount payable under the agreement is approximately $148,000, with payments beginning on February 15, 2014.

Termination Payment

        In 2013, our then Chairman of the Board, Richard Covert, received a termination payment totaling $0.25 million for his previous services as the Chief Executive Officer.

Secured Recourse Promissory Note

        On April 12, 2012, Mr. Hall entered into a secured recourse promissory note pursuant to which he borrowed $250,000 from First Choice ER, LLC. The outstanding principal amount (plus interest) was repaid on May 15, 2014.

Letters of Credit Under Senior Secured Credit Facility

        Each of SCP III AIV THREE-FCER, LP, an affiliate of our Sponsor, an entity controlled by our current Chairman of the Board, Richard Covert, and Jacob Novak, our founder, together with his spouse, issued letters of credit in support of the Senior Secured Credit Facility in the following amounts, respectively: $49.6 million, $8.1 million and $8.1 million. An affiliate of Deutsche Bank Securities Inc. issued the secured letters of credit on behalf of Richard Covert and Jacob Novak. The letters of credit were extinguished upon completion of the initial public offering.

Related Person Transaction Policy

        Our Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our "related person transaction policy." Our related person transaction policy requires that a "related person" (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to management any "related person transaction" (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Management will then promptly communicate that information to the approving body comprised of the disinterested members of the Board of Directors or a committee thereof for approval or ratification. It is our policy that directors recuse themselves from any vote on a related person transaction in which they have an interest.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

        If any stockholder wishes to propose a matter for consideration at our 2016 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our chief legal officer at Adeptus Health Inc., 2941 Lake Vista Drive, Lewisville, Texas 75067. To be eligible under the SEC's stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2016 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Secretary on or before December 16, 2015. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

        In addition, our by-laws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2016, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year's annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2016, such a proposal must be received on or after January 20, 2016, but not later than February 19, 2016. In the event that the date of the Annual Meeting of Stockholders to be held in 2016 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year's Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2016 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2016 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our by-laws.

HOUSEHOLDING OF PROXY MATERIALS

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as "householding," provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the chief legal officer at Adeptus Health Inc., 2941 Lake Vista Drive, Lewisville, Texas 75067.

OTHER BUSINESS

        The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Timothy L. Fielding Treasurer and Chief Financial Officer

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.adhc.com) and click on "SEC Filings" under the "Investors" heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

  Chief Legal Officer
  Adeptus Health Inc.
  2941 Lake Vista Drive
  Lewisville, Texas 75067

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0224YC 7 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015 Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Thomas S. Hall 04 - Daniel W. Rosenberg 07 - Jeffery S. Vender 02 - Richard Covert 05 - Gregory W. Scott 03 - Steven V. Napolitano 06 - Ronald L. Taylor 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 2 3 5 4 6 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 18, 2015. Vote by Internet • Go to www.investorvote.com/ADPT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Annual Meeting of Stockholders May 19, 2015 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Thomas S. Hall, Graham B. Cherrington, Timothy L. Fielding and Timothy M. Mueller, and each of them, proxies of the undersigned with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Adeptus Health Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Adeptus Health Inc. to be held at 3:00 p.m. Central time, on May 19, 2015, at 2941 Lake Vista Drive, Lewisville, Texas 75067 and at any adjournment or postponement thereof. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States. In order for your vote to be submitted by proxy, you must (i) properly complete the Internet voting instructions or telephone voting instructions no later than 11:59 p.m. Eastern time on May 18, 2015 or (ii) properly complete and return this proxy card for the Company’s receipt on or prior to May 18, 2015. DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE. (continued and to be signed on other side) Proxy — Adeptus Health Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q